Exhibit 99.1

FOR IMMEDIATE RELEASE:

April 25, 2011

Media Contact:

Roger Johnson, Overstock.com, Inc.

+1 (801) 947-4430

rojohnson@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Released From Google Penalty Box

SALT LAKE CITY — Overstock.com, Inc. (NASDAQ: OSTK) (short cut: O.CO) today announced that the search engine penalty enforced on them by Google in late February has been lifted.

“We understand Google’s position and we have made changes to remain clearly within their guidelines,” said Overstock.com CEO Patrick Byrne.

About Overstock.com

Overstock.com, Inc. (short cut: O.CO) is a Savings Engine offering brand-name merchandise at discount prices.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com and http://www.o.co. Overstock.com regularly posts information about the company and other related matters on its website under the heading “Investor Relations.”

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Overstock.com® is a registered trademark and O.co™ and Savings Engine™ are trademarks of Overstock.com, Inc.  All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the appropriateness of the changes made by the company. Our Form 10-K for the year ended December 31, 2010, our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.